UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CRIIMI MAE Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CRIIMI MAE Inc.

11200 Rockville Pike

Rockville, Maryland  20852

September 12, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of CRIIMI MAE Inc. (the “Company”), which will be held at the Benjamin Hotel, 125 East 50th Street, New York, New York 10022, on Tuesday, October 18, 2005. The Annual Meeting will begin promptly at 10:00 a.m. local time.

The accompanying Notice and Proxy Statement, which you are urged to read carefully, provide important information regarding the business to be conducted at the Annual Meeting.

Your Board of Directors recommends a vote FOR (i) the nominees for director and (ii) the ratification of the appointment of the independent registered public accounting firm.

You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you do attend the meeting, you may vote in person even if you have submitted a proxy card. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED.  If you hold your shares in “street name” (that is, through a bank, broker or other nominee), please review the instructions on the proxy forwarded by your bank, broker or other nominee regarding the option, if any, to vote on the Internet or by telephone.  If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

On behalf of the Board of Directors, I thank you for your support and continued interest in the Company.

Sincerely,

/s/ BARRY S. BLATTMAN

Barry S. Blattman
Chairman of the Board and CEO

CRIIMI MAE INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 18, 2005

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of CRIIMI MAE Inc. (“We” or the “Company”) will be held at the Benjamin Hotel, 125 East 50th Street, New York, New York 10022, on Tuesday, October 18, 2005, at 10:00 a.m., local time, for the following purposes:

1.             To elect three Class II directors to serve until the 2008 annual meeting of stockholders and until their respective successors are elected and qualify.

2.             To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

3.             To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record of the Company at the close of business on August 25, 2005 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person, even though he or she has returned a Proxy.

By Order of the Board of Directors

/s/ SUSAN B. RAILEY

Susan B. Railey

Secretary

Rockville, Maryland

September 12, 2005

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.  FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD.  EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

CRIIMI MAE Inc.

11200 Rockville Pike

Rockville, Maryland  20852

(301) 255-4700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 18, 2005

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors (the “Board of Directors” or “Board”) of CRIIMI MAE Inc., a Maryland corporation (“We” or the “Company”), for use at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Benjamin Hotel, 125 East 50th Street, New York, New York 10022, at 10:00 a.m., local time, on Tuesday, October 18, 2005, and at any adjournment or postponement thereof.

It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about September 12, 2005.

At the Annual Meeting, the holders of the Company’s common stock (the “Common Stock”) will vote upon: (a) the election of three Class II directors to serve until the Company’s 2008 annual meeting of stockholders and until their respective successors are elected and qualify; (b) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and (c) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

A Proxy for use at the Annual Meeting is enclosed. Any stockholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Annual Meeting will be voted by the Proxy holders in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted: (a) FOR the election of the three nominees for Class II director; (b) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and (c) if any other business is properly presented at the Annual Meeting, in accordance with the discretion of the Proxy holders.

The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies will be borne by the Company. It is contemplated that the Proxies will be solicited through the mails, but officers, directors and regular employees of the Company may solicit Proxies personally. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the Proxy materials to stockholders whose stock in the Company is held of record by such entities.

VOTING SECURITIES

Common stockholders of record at the close of business on August 25, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, 15,609,744 shares of Common Stock were held of record by 2,575 stockholders.

A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.  Each holder of Common Stock is entitled to cast one vote for each share of Common Stock held on the Record Date for each matter properly submitted at the Annual Meeting. Holders of Common Stock do not have cumulative voting rights.

A plurality of the votes duly cast by holders of Common Stock is required for the election of the Class II directors.  That is, the nominees receiving the greatest number of votes will be elected.

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005 requires the affirmative vote of a majority of the votes duly cast by holders of Common Stock.

Abstentions and broker non-votes will be counted as present for the purpose of determining if a quorum is present. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

In connection with the election of the Class II directors, the ratification of the appointment of the Company’s independent registered public accounting firm and the adoption of all other proposals that may properly come before the Annual Meeting, abstentions and broker non-votes will not be “votes cast,” and accordingly, will have no effect on the result of the vote on any matter.

CORPORATE GOVERNANCE AND RELATED MATTERS

BOARD OF DIRECTORS AND COMMITTEES

Pursuant to the Company’s Charter and Bylaws, a majority of the members of the Board are “Unaffiliated Directors.”  This means that they do not perform any services for the Company other than as a director.  As required by our Board of Directors Governance Guidelines (the “Governance Guidelines”) and the corporate governance standards of the New York Stock Exchange (“NYSE”), our Board of Directors has affirmatively determined that Messrs. Gillon, Haut, Merrick, Moody, Rufrano and Woods are “independent” directors in accordance with corporate governance standards of the NYSE.  In making this independence determination, the Board concluded, based upon inquiries made of each director and disclosure by each director of all relevant facts and circumstances, that each of Messrs. Gillon, Haut, Merrick, Moody, Rufrano and Woods had no relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, other than through their positions as our directors.

Our Governance Guidelines address the composition and functioning of the Board and our policy with respect to director attendance at our annual meeting of stockholders. Eight of our nine directors attended our 2004 annual meeting of stockholders. During 2004, the Board of Directors met ten times and acted by unanimous written consent on five occasions.  No incumbent director who served as a director in 2004 attended less than 80% of all the meetings of the Board and the committees on which he served during 2004.

Pursuant to our Governance Guidelines, the non-management directors meet regularly, and at a minimum after every regular Board meeting in executive session without management participation.  On March 9, 2004, the Board established the position of lead director and determined that the presiding Chairman of the Nominating and Governance Committee will be the lead director.  The role of the lead director is to (i) convene and chair regular meetings of the non-management directors and other meetings as may be necessary from time to time and, as appropriate, provide feed back to the CEO; (ii) coordinate and develop the agenda and chair executive sessions of the independent directors; (iii) provide the medium for informal dialogue with and between independent directors and coordinate feedback to the CEO on behalf of the independent directors regarding business issues and management and (iv) perform such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board, as a whole, by the independent directors, or by the CEO.  In addition, the lead director serves as the liaison for stockholders who wish to communicate with the Board.  During 2004, Mr. Gillon, the presiding Chairman of the Nominating and Governance Committee, served as lead director.

Our Governance Guidelines set forth our policy with respect to stockholder communications with our Board and its individual members. All stockholder communications addressed to the Board, non-management directors as a group or a specified individual director will be forwarded to the full Board, non-management directors as a group or the specified individual director, as the case may be.  Stockholders may communicate with our directors by writing our Corporate Secretary at the Company’s address at 11200 Rockville Pike, Rockville, MD 20852, or by emailing us at shareholders@criimi.com.

The Board of Directors Governance Guidelines can be found on the Company’s website located at www.criimimaeinc.com, on the Corporate Profile page under Corporate Governance, and are available in print to any stockholder who makes a request in writing to our Corporate Secretary at the Company’s address at 11200 Rockville Pike, Suite 400, Rockville, MD 20852.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, Compensation and Stock Option Committee, a Nominating and Governance Committee, and a Special Committee.  Our Board of Directors has determined that all members of each Committee are “independent” in accordance with the NYSE corporate governance standards.  In addition, our Audit Committee members are “independent” within the meaning of Rule 10A-3 under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee.  The Audit Committee is currently comprised of Messrs. Merrick, Haut and Woods.  The functions of the Audit Committee focus on (a) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements, (b) the independence and performance of the Company’s independent registered public accounting firm, and (c) the Company’s compliance with legal and regulatory requirements.  The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting.  The Audit Committee discusses these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel.  The Audit Committee meets privately with the independent registered public accounting firm who has unrestricted access to the Committee.  The Audit Committee also appoints the independent registered public accounting firm and reviews their performance, fees and independence from management.  The Committee also has the authority to terminate the independent registered public accounting firm.  The Second Amended and Restated Charter of the Audit Committee can be found on the Company’s website located at www.criimimaeinc.com, on the Corporate Profile page under Corporate Governance.  The Audit Committee met nine times in 2004 and acted by unanimous written consent on one occasion.  The report of the Audit Committee with respect to 2004 begins on page 18 of this Proxy Statement.

Our Board of Directors has determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined in the Securities and Exchange Commission (SEC) rules.

Compensation and Stock Option Committee.  The Compensation and Stock Option Committee is currently comprised of Messrs. Moody, Rufrano and Woods. The Compensation and Stock Option Committee provides oversight and guidance in the development of compensation and benefit policies and plans, including equity based plans.  The Compensation and Stock Option Committee administers these equity based plans.  The Compensation and Stock Option Committee also establishes the compensation of executive officers and other members of senior management and reviews the compensation of directors.  The Second Amended and Restated Charter of the Compensation and Stock Option Committee can be found on the Company’s website located at www.criimimaeinc.com, on the Corporate Profile page under Corporate Governance.  The Compensation and Stock Option Committee met nine times in 2004 and acted by unanimous written consent on one occasion.  The report of the Compensation and Stock Option Committee with respect to 2004 executive compensation begins on page 22 of this Proxy Statement.

Nominating and Governance Committee.  The Nominating and Governance Committee is currently comprised of Messrs. Gillon, Haut and Rufrano. The functions of the Nominating and Governance Committee include (a) making recommendations to the Board from time to time as to matters of corporate governance and (b) recommending to the full Board nominees for election as directors of the Company.  In accordance with its written charter, the Nominating and Governance Committee assists the Board in determining the desired experience, mix of skills and other qualities to ensure appropriate Board composition, identifies highly qualified individuals meeting those criteria to serve on the Board, proposes to the Board a slate of nominees for election by our stockholders at the Annual Meeting of Stockholders and prospective director candidates in the event of resignation, death, removal or retirement of directors or a change in Board composition requirements and reviews candidates nominated by stockholders for election to the Board. The Nominating and Governance Committee also develops plans regarding the size and composition of the Board and its committees, reviews management succession plans and recommends to the Board successors to the Chief Executive Officer should the Chief Executive Officer unexpectedly become unable to perform his duties due to death, disability or other circumstance, and develops and recommends to the Board a set of corporate governance principles applicable to the Company and reviews such principles at least annually.  The Nominating and Governance Committee will consider qualified nominees recommended by stockholders. The Amended Charter for the Nominating and Governance Committee can be found on the Company’s website located at www.criimimaeinc.com, on the Corporate Profile page under Corporate Governance.  The Nominating and Governance Committee met four times in 2004 and acted by unanimous written consent on one occasion.

Special Committee.  A Special Committee of the Board was formed on March 3, 2005 in connection with our Board’s preciously announced review of various strategic alternatives.  The Special Committee, consisting of the independent members of our Board, Messrs. Gillon, Haut, Merrick, Moody, Rufrano and Woods, will review and consider, among other things, all proposals made to us or our stockholders, and will make recommendations regarding any such proposals to our Board, all with the objective of maximizing stockholder value.  The Special Committee is currently chaired by Mr. Woods.

Compensation of Directors

Directors who are also employees of the Company receive no additional compensation for their services as directors. Effective October 1, 2004, each non-employee Director receives (a) a $20,000 annual cash retainer (paid quarterly in arrears), (b) a $25,000 annual grant of restricted stock which vests in three equal annual installments commencing on the first anniversary of the date of grant and (c) a fee of $1,500 per day for each meeting in which such director participates, including committee meetings held on days when the Board is not meeting.  In addition, upon initial election or appointment to the Board, each non-employee director receives a one-time award of restricted stock valued at $25,000 which vests in three equal annual installments commencing on the first anniversary of the date of grant.  The director who serves as chairman of the Audit Committee receives an additional annual $5,000 fee (paid quarterly in arrears) and the directors who serve as other committee chairs receive an additional $2,500 annual fee (paid quarterly in arrears). The directors may elect to receive up to 100% of any annual cash retainer and meeting and committee chair fees in the form of a common stock award, with any such stock received in lieu of cash to vest immediately.  The Company reimburses all directors for travel and other expenses incurred in connection with their duties as directors of the Company.  The Company established a deferred compensation plan under which directors may elect to defer the receipt of up to 100% of any stock awards and fees.

NOMINATING AND GOVERNANCE MATTERS

The Nominating and Governance Committee consists of three directors who are “independent” as determined by our Board for purposes of the NYSE corporate governance standards.

As set forth in our Governance Guidelines, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity.  We seek director candidates with experience in positions with a high degree of responsibility, who are leaders in organizations with which they are affiliated, and who are selected based upon contributions they can make to the Board and our management.  The director candidates must be willing to represent the best interests of our Company and our stockholders.

The Nominating and Governance Committee may engage a third-party search firm to identify and evaluate candidates for director-nominee positions. Members of the Nominating and Governance Committee review the information provided on such candidates and interview selected candidates who best meet the Board’s criteria for membership.

The Nominating and Governance Committee held extensive discussions of the qualifications, experience and skills of Messrs. Blattman, Gillon and Robertson, Class II directors whose terms expire at the Annual Meeting of Stockholders in 2005, and concluded that these three individuals’ combined extensive experience with real estate, lending and finance and Messrs. Gillon’s and Robertson’s experience with publicly traded companies had contributed significantly to the achievements of the Board.  The Nominating and Governance Committee determined that the integrity of these nominees and their willingness to represent the best interests of the Company’s stockholders contribute to the strength of the Board as a whole.  The Nominating and Governance Committee recommended each of Messrs. Blattman, Gillon and Robertson for inclusion on the Company’s proxy card for election as a Class II director at the 2005 Annual Meeting of Stockholders.

The Nominating and Governance Committee did not receive any director nominee recommendations from stockholders for election at the 2005 Annual Meeting of Stockholders.  The procedures to be followed by a stockholder in submitting a nominee recommendation are set forth on page 31 of this proxy statement.

CODE OF BUSINESS CONDUCT AND ETHICS

On March 26, 2003, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to our directors and executive officers, including our Chief Executive Officer and our Chief Financial Officer.  Our Chief Financial Officer serves as our principal financial and accounting officer.  Our Code of Business Conduct and Ethics can be found on our website at www.criimimaeinc.com on the Corporate Profile page, and is available in print to any stockholder who requests it by writing to our Corporate Secretary at 11200 Rockville Pike, Rockville, Maryland 20852.

Any waiver of a provision of our Code of Business Conduct and Ethics for a director or an executive officer or amendment of the Code must be approved by our Board of Directors or its designated committee and will be disclosed on our website within four days of such an event.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships with BREF One

Pursuant to an Assignment and Assumption Agreement, dated as of November 17, 2004 (the “Assignment”), BREF One, LLC, Series A (“BREF One”), a Delaware limited liability company controlled by Brascan Real Estate Financial Partners LLC (“BREF Partners”) acquired from Brascan Real Estate Finance Fund I, L.P. (“BREF Fund”) in a private transaction (i) 1,212,617 shares of the Company’s Common Stock, (ii) a warrant to purchase up to 336,835 additional shares of Common Stock for a purchase price of $11.50 per share, expiring on January 23, 2010 (the “Warrant”) and (iii) $30,000,000 aggregate principal amount of the Company’s 15% Senior Subordinated Notes Due 2006 (the “Subordinated Notes”).  BREF Investments had acquired the shares of Common Stock, Warrant and the Subordinated Notes from the Company as part of the Company’s recapitalization in January 2003 pursuant to the terms of an Investment Agreement, dated as of January 23, 2003, as amended (the “Investment Agreement”) between the Company and Brascan Real Estate Financial Investments LLC (“BREF Investments”).  Pursuant to the terms of the Assignment, BREF One assumed the rights and obligations of BREF Investments under the Investment Agreement, including the right to receive a quarterly fee of $434,000 through January 26, 2006 and the right to designate up to two nominees of BREF One to serve on the Company’s Board.

Pursuant to the Assignment, BREF One also assumed from BREF Fund certain rights and obligations under the Registration Rights Agreement and the Non-Competition Agreement, each entered into between the Company and BREF Fund.  Under the Registration Rights Agreement, as assigned, the Company has agreed to indemnify BREF One and its affiliates against certain liabilities in connection with the registration of any of the shares of Common Stock or shares acquired upon exercise of the Warrant.  Under the Non-Competition Agreement, as assigned, BREF One (and its controlled affiliates) will not directly or indirectly compete with the Company prior to January 23, 2006 in certain specified areas of business.  These specified areas of business (“Company Business”) are consistent with those that the Company is permitted to conduct under the Senior Subordinated Secured Note Agreement relating to the Subordinated Notes acquired by BREF Fund and assigned to BREF One and are generally described as (a) the acquisition, ownership and management of non-investment grade securities secured by pools of commercial and/or multifamily mortgage loans originated in anticipation of rated “conduit” securitizations, (b) the origination or purchase of commercial and/or multifamily mortgage loans in anticipation of pooling such loans for rated “conduit” securitization transactions, and the origination or purchase of certain mezzanine loans in connection with such mortgage loans, (c) the servicing of commercial and/or multifamily loans, and (d) the provision of commercial and/or multifamily mortgage loan due diligence services to third parties.  Notwithstanding the agreement not to compete in these areas of business, BREF One, or a controlled affiliate of BREF One, may (v) sponsor collateral bond or loan obligations (“CBOs”), (w) include non-investment grade CMBS in such CBOs (and may purchase or acquire them for such inclusion), (x) own less than 10% of any class of stock of a public company engaged, directly or indirectly, in Company Business, (y) own less than 10% in value of any instrument of indebtedness of a public company engaged, directly or indirectly, in Company Business, and (z) own an entity that engages, directly or indirectly, in Company Business if such Company Business accounts for less than 10% of such entity’s consolidated annual revenues.

During 2004, we paid affiliates of BREF One $44,374 in reimbursement for travel, telephone and related expenses incurred by employees of these affiliates in connection with services provided for the Company.  The reimbursement of such expenses to affiliates of BREF One was approved by the Audit Committee.

BREF One or affiliates of BREF One may engage, from time to time, in joint ventures, with the Company. Our servicing subsidiary, CRIIMI MAE Services Limited Partnership (“CMSLP”), in its capacity as special servicer for several commercial mortgage securitization trusts (“Trusts”), may retain affiliates of BREF One to perform advisory services with respect to specially serviced commercial mortgage loans or real estate assets in such Trusts.

Other

Effective as of September 9, 2005, the employment of Stephen Abelman, our Executive Vice President, Asset Management, terminated pursuant to a separation agreement and general release.  We have entered into a consulting agreement with Mr. Abelman to provide us with certain asset management and other services, commencing on September 10, 2005 through June 30, 2006.  The material terms of these agreements are described under the caption “Executive Compensation, Employment Contracts, Termination of Employment and Change in Control Arrangements” beginning on page 28 of this Proxy Statement.

Consistent with the Company’s policy, all future non-material transactions between the Company and related parties will be approved by the Audit Committee and all material transactions between the Company and related parties will be approved by a majority of the Board’s disinterested directors and will be on terms no less favorable than those which could have been obtained from unrelated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 15, 2005 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Name	Shares of Common Stock Owned		Shares which may be acquired within 60 days		Percent of Common Stock Outstanding
Barry S. Blattman	1,212,617	(1)	336,835	(1)	9.6%
Jeffrey M. Blidner	1,212,617	(2)(13)	339,335	(2)	9.6%
Joshua B. Gillon	0	(13)	4,000		*
Arthur N. Haut	13,682		2,500		*
Robert J. Merrick	9,520		4,336		*
John S. Moody	25,956		0		*
Bruce K. Robertson	1,212,617	(3)(13)	336,835	(3)	9.6%
Glenn J. Rufrano	0	(13)	0		*
Robert E. Woods	8,682	(13)	8,249		*
Mark R. Jarrell	60,377	(4)	0		*
Cynthia O. Azzara	43,515	(5)	102,352		*
Stephen M. Abelman	21,233	(6)	0		*
Daniel P. Warcholak	5,457	(7)	26,126		*

Wells Fargo & Company, Parent Holding Company for Wells Capital Management Inc. 420 Montgomery Street San Francisco, CA 94104	1,839,120	(8)			11.8%

BREF One, LLC – Series A One Liberty Plaza New York, NY 10006	1,549,452	(9)			9.6%

Private Management Group, Inc. 20 Corporate Park, Suite 400 Irvine, CA 92606	1,274,810	(10)			8.2%

Third Avenue Management LLC 20 Corporate Park, Suite 400 Irvine, CA 92606	944,969	(11)			6.1%

Pilot Advisors LP 220 East 42nd Street, 29th Floor New York, NY 10017	818,946	(12)			5.3%

All Directors and Executive Officers as a Group (13 persons)	1,401,039		1,887,937		11.7%

*Less than 1%.

 (1)  Mr. Blattman owns no shares of record.  Includes 1,212,617 shares held of record by BREF One, LLC – Series A, (BREF One).  Shares which may be acquired within 60 days include 336,835 shares purchasable under a warrant held by BREF One.  As the managing member of the limited liability company that wholly owns the manager of BREF One, Mr. Blattman may be deemed to have sole voting and dispositive power with respect to the shares and thus may be deemed the beneficial owner of the shares.  Mr. Blattman disclaims beneficial ownership of these shares except with respect to the portion of these shares that is proportionate to Mr.  Blattman’s limited partnership interest in BREF One.  As of August 15, 2005, Mr. Blattman held a 0.1667% limited partnership interest in BREF One.

(2)   Mr. Blidner owns no shares of record.  Includes 1,212,617 shares held of record by BREF One.  Shares which may be acquired within 60 days include 2,500 shares available upon exercise of presently exercisable options and 336,835 shares purchasable under a warrant held by BREF One.  As a managing partner of Brascan Corporation and the Vice Chairman of Brascan Financial Corporation, a wholly owned subsidiary of Brascan Corporation, indirect owners of an approximately 35.7% limited partnership interest in BREF One, Mr. Blidner may be deemed to be the beneficial owner of the shares.  Mr. Blidner disclaims beneficial ownership of the BREF One shares and warrants.

(3)   Mr. Robertson owns no shares of record.  Includes 1,212,617 shares held of record by BREF One.  Shares which may be acquired within 60 days include 336,835 shares purchasable under a warrant held by BREF One.  As a managing partner of Brascan Corporation and Brascan Financial Corporation, a wholly owned subsidiary of Brascan Corporation, indirect owners of an approximately 35.7% limited partnership interest in BREF One, Mr. Robertson may be deemed to be the beneficial owner of the shares.  Mr. Robertson disclaims beneficial ownership of the BREF One shares and warrants.

(4)   Includes 15,528 shares of restricted stock awarded on January 2, 2005 for which restrictions lapse on one-third of the shares on each of January 2, 2006, January 2, 2007 and January 2, 2008 provided that Mr. Jarrell is still employed by the Company on such dates.

(5)   Includes 660 shares held indirectly in the CRIIMI MAE Management, Inc. Retirement Plan.  Also includes 13,055 shares awarded on October 3, 2003 for which restrictions lapsed on one-third of the shares on December 31, 2004 and restrictions will lapse on one-third of the shares on each of December 31, 2005 and December 31, 2006 provided that Ms. Azzara is still employed by the Company on such dates; and 9,317 shares of restricted stock awarded on January 2, 2005 for which restrictions lapse on one-third of the shares on each of January 2, 2006, January 2, 2007 and January 2, 2008 provided that Ms. Azzara is still employed by the Company on such dates.

(6)   Includes 828 shares held indirectly in the CRIIMI MAE Management, Inc. Retirement Plan.  Also includes 12,500 shares of restricted stock awarded on November  6, 2003 for which restrictions lapsed on one-third of the shares on December 31, 2004 and for which restrictions would lapse on one-third of the shares on each of December 31, 2005 and December 31, 2006, respectively, provided Mr. Abelman was still employed by the Company on such dates; and 9,317 shares of restricted stock awarded on January 2, 2005 for which restrictions would lapse on one-third of such shares on each of January 2, 2006, January 2, 2007 and January 2, 2008, provided Mr. Abelman was still employed by the Company on such dates.  Mr. Abelman’s employment with the Company terminated as of September 9, 2005.  Pursuant to the terms of his separation agreement, the restrictions on Mr. Abelman’s shares of restricted stock lapsed and he became vested in all such shares on September 9, 2005.  The material terms of this agreement are described under the caption “ Executive Compensation, Employment Contracts, Termination of Employment and Change in Control Arrangements”  beginning on page 28 of this Proxy Statement.

(7)   Includes 799 shares held indirectly in the CRIIMI MAE Management, Inc. Retirement Plan; and 4,658 shares of restricted stock awarded on January 2, 2005 for which restrictions lapse on one-third of the shares on each of January 2, 2006, January 2, 2007 and January 2, 2008 provided that Mr. Warcholak is still employed by the Company on such dates.

(8)   Based on a Schedule 13G filed for the period ended December 31, 2004 by Wells Fargo & Company as the parent holding company for Wells Capital Management, Inc., an investment advisor, reporting beneficial ownership of 1,839,120 shares for which they hold sole voting and investment power for 1,776,820 shares.

(9)   Includes 336,835 shares purchasable under a warrant.

(10) Based on a Schedule 13G/A filed for the period ended December 31, 2004  by Private Management Group, Inc., an investment advisor, reporting beneficial ownership of 1,274,810 shares for which they hold sole voting and investment power.

(11) Based on a Schedule 13G/A filed on February 16, 2005 by Third Avenue Management LLC, an investment advisor, reporting beneficial ownership of 944,969 shares for which they hold sole voting and investment power.

(12) Based on a Schedule 13F filed for the period ended March 31, 2005 by Pilot Advisors LP, an investment advisor, reporting beneficial ownership of 818,946 shares for which they hold sole voting and investment power.

(13) In addition to the share ownership indicated above, certain directors have elected to defer under the Company’s Deferred Compensation Plan all or a portion of their annual cash retainer, meeting fees, compensation and restricted stock, as applicable, in the form of restricted stock units.  The following directors elected to receive restricted stock units under the Deferred Compensation Plan.  The number of restricted stock units listed below reflects total holdings as of July 1, 2005:

Name	Number of Restricted Stock Units
Jeffrey M. Blidner	4,732
Joshua B. Gillon	3,682
Bruce K. Robertson	5,044
Glenn J. Rufrano	5,808
Robert E. Woods	3,532

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each director and executive officer of the Company and each person who owns more than 10% of the Company’s Common Stock to report to the SEC, by a specified date, his, her or its beneficial ownership of, and certain transactions in, the Company’s listed common and preferred stock.  Except as otherwise noted below, based solely on its review of Forms 3 and 4 and amendments thereto furnished to the Company, and written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that all directors, officers and beneficial owners of more than 10% of the Common Stock and Series B Cumulative Convertible Preferred Stock have filed on a timely basis Forms 3, 4 and 5 as required in the year ended December 31, 2004.  A delinquent Form 4 was filed by Mr. Blattman in connection with the transfer of ownership of shares from Brascan Real Estate Finance Fund I, L.P. to BREF One.

ITEM 1. – ELECTION OF DIRECTORS

The Board of Directors has set the number of directors at nine. The Board of Directors is divided into three classes with staggered terms: Class I, consisting of three directors, with a term expiring at the 2007 annual meeting of stockholders, Class II, consisting of three directors, with a term expiring at the Annual Meeting, and Class III, consisting of three directors, with a term expiring at the 2006 annual meeting of stockholders.  Members of the Board of Directors are elected to serve for three-year terms and until their successors are elected and qualify.

ELECTION OF THREE CLASS II DIRECTORS

There will be three Class II directors elected at the Annual Meeting to serve until the Company’s 2008 annual meeting of stockholders and until their successors are elected and qualify.

Unless otherwise instructed, the Proxy holders will vote the Proxies received for the nominees named below. If the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting or any adjournment or postponement thereof, the Proxies will be voted for such other nominees as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that the nominees will be unwilling or unable to serve if elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The election of the Class II nominees requires a plurality of the votes duly cast by holders of Common Stock.

The Board of Directors proposes the election of the following Class II nominees:

Barry S. Blattman

Joshua B. Gillon

Bruce K. Robertson

If elected, the nominees are expected to serve until our 2008 annual meeting of stockholders and until their successors are duly elected and qualify.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

Nominees For Director (Class II)

NAME

AGE

POSITION

YEAR TERM EXPIRES

Barry S. Blattman	43	Chairman of the Board and Chief Executive Officer	2008
Joshua B. Gillon	43	Director	2008
Bruce K. Robertson	38	Director	2008

Mr. Barry S. Blattman has been Chairman of the Board of Directors and CEO of the Company since January 2003. From January 23, 2003 until September 15, 2003, he served as the Company’s President. Mr. Blattman has been the Managing Partner of Brascan Real Estate Financial Partners LLC since 2002.  From 1996 through December 2001, Mr. Blattman was a Managing Director of Real Estate Investment Banking at Merrill Lynch, where he oversaw the real-estate debt group which was responsible for United States and Canadian conduit loan programs, large-loan originations, syndicated lending, mezzanine lending, third-party portfolio financing and securitizations, unsecured bond and preferred equity issuances, and rating agency advisory services.  Mr. Blattman received a Master of Business Administration degree from New York University and Bachelor of Arts degree from the University of Michigan.

Mr. Joshua B. Gillon has served as a director since January 23, 2003.  Since May 2005, Mr. Gillon has served as Chief Executive Officer of What If Holdings, LLC, a New Jersey based internet marketing firm.  Mr. Gillon served as the Executive Vice President and General Counsel of Traffix, Inc. (NASDAQ:TRFX) and was an executive officer from April 2000 through April 2005.  While at Traffix, he was responsible for all legal and regulatory affairs, strategic business transactions, public relations, and investor relations.  In 1999, Mr. Gillon served as the Project Director of a 20-company industry consolidation in New Jersey.  He practiced corporate law from 1988 to 1999 at the law firms of Schneck, Weltman and Hashmall LLP, Kronish Lieb Weiner and Hellman LLP, and Seward and Kissel LLP.

Mr. Bruce K. Robertson has served as a director since February 26, 2004. Mr. Robertson has served as President of Brascan Asset Management since 2004. He has served as Managing Partner, Financial Services, with Brascan Corporation (NYSE/TSX:BNN) and has been responsible for Brascan’s lending operations and its financial services investments since 1998.  In 1997, he was Vice President and Chief Financial Officer of Brascan and during 1996, he was Vice President of its Investment Banking subsidiary. Mr. Robertson is a member of the Board of Directors of NBS Technologies Inc. and serves on its governance and human resources committee.

Continuing Directors (Class I)

NAME	AGE	POSITION	YEAR TERM EXPIRES

John S. Moody	56	Director	2007
Glenn J. Rufrano	55	Director	2007
Robert E. Woods	57	Director	2007

Mr. John S. Moody has served as a director since February 26, 2004. Since April 1, 2004, Mr. Moody served as President and Chief Executive Officer of HRO Asset Management, LLC, real estate advisor to HausInvest, a subsidiary of Commerzbank AG.  HRO provides acquisition, disposition and asset management services to HausInvest.  From 2001 to April 2004, he served as President of the Real Estate Division at Marsh & McLennan Companies, Inc.  Mr. Moody served as President and Chief Executive Officer of Cornerstone

Properties, Inc. from 1995 to 2001 and as President and Chief Executive Officer of Deutsche Bank Realty Advisors from 1992 to 1995.

Mr. Glenn J. Rufrano has served as a director since February 26, 2004.  Mr. Rufrano has served in the position of Chief Executive Officer of New Plan Excel, one of the nation’s largest real estate companies focused on the ownership and management of community and neighborhood shopping centers, since February 2000.  From 1983 to February 2000, Mr. Rufrano was a partner at The O’Connor Group, a diversified real estate investment firm.  During this period, he held a variety of positions including President, Chief Operating Officer and Chief Financial Officer. He also served as Co-Chairman of The Peabody Group, an association between The O’Connor Group and J.P. Morgan & Co., Inc.  Mr. Rufrano is an adjunct professor at New York University’s Real Estate Institute and is a member of the Board of NAREIT and the International Council of Shopping Centers. He is also a member of the Board of Directors of TRIZEC Properties, Inc. and serves on its Audit Committee.

Mr. Robert E. Woods has served as a director since 1998.  Since 1997, Mr. Woods has served as the Managing Director and Head of Debt Syndicate at Societe Generale in New York where he is responsible for structuring, underwriting and distribution of private and public debt in North and South America, and Vice Chairman of the Debt Screening Committee. From 1991 to 1997, Mr. Woods was Managing Director and Head of the Real Estate Capital Markets and Mortgage-Backed Securities division of Citicorp and a Senior Credit and Securities Officer.  From 1990 to 1991, he was Global Portfolio Manager of Citicorp’s Global Corporate Finance business.

Continuing Directors (Class III)

NAME

AGE

POSITION

YEAR TERM EXPIRES

Jeffrey M. Blidner	57	Director	2006
Arthur N. Haut	70	Director	2006
Robert J. Merrick	60	Director	2006

Mr. Jeffrey M. Blidner has served as a director since May 15, 2003. Mr. Blidner has served as a managing partner of Brascan Corporation (NYSE/TSX:BNN) since February 2002 where he is responsible for asset management activities and strategic initiatives.  He has also served as the Vice Chairman of Brascan Financial Corporation since October 2002 where he is responsible for merchant banking and asset management activities.  From 1980 to February 2002, he was a senior partner at Goodman and Carr LLP, a Toronto law firm.  Mr. Blidner serves on the Board of Directors of Teknion Corporation and is a member of its Safety, Health and Environmental Committee.

Mr. Arthur N. Haut has served as a director since May 15, 2003.  Since 1999, Mr. Haut has served as senior director in UHY Advisors Litigation and Valuation Support Group (“UHY”) where he is responsible for the valuation of minority and controlling interests for purposes of estate and financial planning, purchase or sale of a business and employee stock ownership plans.  He also provides assistance in structuring, planning and implementing business combinations.  From 1978 until he joined UHY, Mr. Haut operated his own business valuation firm.  Prior to 1978, Mr. Haut was a partner in the international accounting firm, Coopers and Lybrand.  Since 1975, Mr. Haut has taught various courses in accounting, federal income taxes and corporate financial reporting and valuation at the Yale School of Management, Yale Law School and Yale College.

Mr. Robert J. Merrick has served as a director of the Company since 1997.  Since February 1998, Mr. Merrick has served as the Chief Credit Officer and Director of MCG Capital Corporation where he is responsible for approval of all of MCG’s loans and investments.  From 1985 to 1997, he served as Executive Vice President and Chief Credit Officer of Signet Banking Company (“Signet”).  While at Signet, Mr. Merrick also served as Chairman of the Credit Policy Committee and was a member of the Asset and Liability Committee, and the Management Committee.  Mr. Merrick currently serves as a director of the Bank of Richmond.

INFORMATION WITH RESPECT TO OTHER EXECUTIVE OFFICERS

NAME	AGE	POSITION

Mark R. Jarrell	44	President and Chief Operating Officer

Cynthia O. Azzara	46	Executive Vice President, Chief Financial Officer and Treasurer

Daniel P. Warcholak	45	Senior Vice President/Fixed Income and Capital Markets

All of our executive officers serve at the pleasure of our Board of Directors.

Mr. Mark R. Jarrell has been President and Chief Operating Officer of the Company since September 15, 2003. Mr. Jarrell served as a director of the Company from January 23, 2003 to August 13, 2003.  From April 2002 to September 2003, Mr. Jarrell served as Senior Vice President and head of the Debt Group at The Community Development Trust, Inc. (“CDT”), a private hybrid REIT focused on debt and equity investments in projects that support affordable housing and community development. As head of the Debt Group at CDT, he was responsible for all debt origination, underwriting and capital markets activities and was a member of the REIT’s Management Committee. Prior to joining CDT, Mr. Jarrell spent fifteen years in the commercial mortgage-backed securities (CMBS) industry at a number of Wall Street firms. From 1997 to 2002, he was a Senior Vice President at Greenwich Capital Markets, Inc., where he headed that firm’s conduit loan production and securitization effort. Mr. Jarrell received his Bachelor of Arts degree in Urban Studies (summa cum laude) from Columbia College and Master of Public Affairs degree from the Woodrow Wilson School at Princeton University.

Ms. Cynthia O. Azzara has been Executive Vice President of the Company since September 2003, Chief Financial Officer since 1994 and Treasurer since 1997.  She was a Senior Vice President from 1995 to September 2003.  Ms. Azzara is responsible for accounting, financial and treasury matters of the Company.  Prior to 1994, she held various senior positions overseeing the accounting and financial functions for numerous public companies that invested, directly or indirectly, in commercial and multi-family mortgage assets. Ms. Azzara has over 15 years of experience in accounting, corporate finance and regulatory matters.  Ms. Azzara is a Certified Public Accountant and holds a Bachelor of Business Administration degree in Accounting from James Madison University, Magna Cum Laude.

Mr. Daniel P. Warcholak has been Senior Vice President, Fixed Income and Capital Markets of the Company since September 2003. He is responsible for structured finance, corporate finance transaction analytics, securities trading, and derivatives based interest rate risk management. Joining the Company in 1998, he has held the positions of Group Vice President and Vice President, focusing on financial restructuring and transaction analytics. From 1995 to 1998, he held various positions in financial services, software, and systems consulting, most recently with KPMG Peat Marwick. From 1988 to 1995, Mr. Warcholak was Vice President with JHM Financial Services Corp and JHM Capital Management, a portfolio investment management firm which specializes in mortgage-backed securities. Mr. Warcholak holds a Bachelor of Science degree from Drexel University, is a CFA Charterholder, and is a Certified Public Accountant.

From October 29, 2003 through September 9, 2005, Mr. Stephen M. Abelman was Executive Vice President, Asset Management.  The Company and Mr. Abelman entered into a separation agreement pursuant to which Mr. Abelman’s employment with the Company terminated effective as of September 9, 2005.  The material terms of this agreement are described under the caption “Executive Compensation, Employment Contracts, Termination of Employment and Change in Control Arrangements” on page 28 of this Proxy Statement.

There are no family relationships among any of the directors or executive officers of the Company.

ITEM 2. – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s financial statements for the fiscal year ended December 31, 2004 were audited by Ernst & Young LLP. The Audit Committee of the Board of Directors has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2005.  Ernst & Young LLP has served the Company in this capacity since July 2002.

 Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005 will require the affirmative vote of a majority of the votes duly cast by the holders of Common Stock.  We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm.  Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.  In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee does not have a pre-approval policy for audit, audit-related services and tax services to be performed by the independent registered public accounting firm accountant.  Accordingly, all audit, audit-related and tax services to be performed by the independent registered public accounting firm accountant must be approved by the Audit Committee.

FEES PAID TO ERNST & YOUNG LLP

The following table shows fees for professional services provided by our independent registered public accounting firm, Ernst & Young LLP, for the fiscal years ended December 31, 2003 and December 31, 2004.

	2004	2003

Audit Fees (1)	$1,303,407	$1,030,851
Other Fees (2)
Audit-Related Fees (3)	36,989	228,313
Tax Fees (4)	319,737	580,315
All Other Fees	0	0

(1)   Audit Fees for 2004 and 2003 consisted of the audit of the consolidated financial statements of the Company, quarterly reviews of financial statements, required statutory subsidiary audits, the review of Company registration statements, Section 404 attestation services, and the issuance of comfort letters and consents.

(2)   The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence and has approved Ernst & Young LLP providing these services to the Company.

(3)   Audit-Related Fees includes benefit plan audit, assistance in documenting internal control policies and procedures over financial reporting, attestation procedures in connection with the redemption of the Company’s Series A and Series B Senior Secured Notes, and consultation on certain audit related matters.

(4)   Tax Fees include tax compliance, tax advice and tax planning, as well as assistance with transactional tax issues.

AUDIT COMMITTEE REPORT

The Second Amended and Restated Charter for the Audit Committee complies with the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002 and NYSE corporate governance standards.  A copy of the Second Amended and Restated Audit Committee charter can be found on the Company’s website located at www.criimimaeinc.com, on the Corporate Profile page under Corporate Governance.

The Audit Committee consists of three directors who are “independent” directors as determined by our Board of Directors for purposes of the NYSE corporate governance standards and Rule 10A-3 under the Exchange Act. Our Board of Directors has determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined in the SEC rules.

In accordance with its written charter, the Audit Committee reports to and acts on behalf of the Board of Directors in providing oversight of the financial management, independent registered public accounting firm and financial reporting procedures of the Company.  The Company’s management is responsible for internal controls and for preparing the Company’s financial statements.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent registered public accounting firm.

In this context, the Audit Committee met and held discussions during 2004 with management and the independent registered public accounting firm (including private sessions with each of the internal auditors, the independent registered public accounting firm and the Chief Financial Officer).  During these meetings, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm the interim and audited year-end financial statements and reports prior to their issuance.  These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues.  Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles.  The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements; the reasonableness of significant accounting judgments and estimates; and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.  In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the registered public accounting firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.  These disclosures and other matters relating to the registered public accounting firm’s independence were reviewed by the Audit Committee and discussed with the registered public accounting firm.  The Audit Committee determined that any non-audit services provided by the independent registered public accounting firm were compatible with maintaining the registered public accounting firm’s independence.  The independent registered public accounting firm did not provide any financial information systems design and implementation services.

The independent registered public accounting firm discussed the scope of their audit with the Audit Committee prior to the audit.  The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm.  The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of the Company’s internal controls, policies and systems, and the overall quality of the Company’s financial reporting.

Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005 and reviewed with the Company’s financial managers, the independent registered public accounting firm and the director of internal audit the overall audit scope and plans, the results of internal and external audit examinations, evaluations by the accounting firm of the Company’s internal controls and the quality of the Company’s financial reporting.  Although the Audit Committee has the sole power to appoint the independent registered public accounting firm, the Committee will continue its practice of recommending that the Board ask the stockholders, at their annual meeting, to ratify the Committee’s appointment of the independent registered public accounting firm.

The Audit Committee:

Robert J. Merrick, Chairman

Arthur N. Haut

Robert E. Woods

March 2, 2005

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation earned during the last three years by the current Chairman of the Board of Directors and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose income exceeded $100,000 during the year ended December 31, 2004 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

						Long Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($) (1)	Securities Underlying Options (#)		All Other Compensation ($)

Barry S. Blattman	2004	$750,000	(2)	$—	$—	$—	—		$—
Chairman of the Board	2003	1,000,000	(2)	—	—	—	—		—
and CEO	2002	—		—	—	—	—		—

Mark R. Jarrell	2004	$400,000		$200,000	$—	$250,000	—	(3)	$—
President and COO	2003	113,612	(4)	100,000	—	637,651	4,000	(5)	25,500	(6)
	2002	—		—	—	—	—		—

Cynthia O. Azzara	2004	$300,000		$100,000	$—	$150,000	—	(7)	$—
Executive Vice President,	2003	420,948		150,467	—	139,689	—	(7)	989,445	(8)
CFO and Treasurer	2002	364,875		126,000	—	49,875	45,000	(9)	—

Stephen M. Abelman	2004	$300,000		$100,000	$—	$150,000	—	(10)	$—
Executive Vice President/	2003	53,462	(11)	—	—	142,125	—	(10)	77,000	(12)
Asset Management	2002	—		—	—	—	—		—

Daniel P. Warcholak	2004	$300,000		$25,000	$—	$75,000	—	(13)	$—
Senior Vice President/Fixed	2003	229,360		37,500	—	—	—		—
Income/Capital Markets	2002	193,125		28,000	—	—	9,000	(14)	—

(1)   Dividends paid on the Company’s common stock will be paid on shares of restricted stock.

(2)   Upon the recommendation of the Compensation and Stock Option Committee and approval of our Board, the Company paid BREF Partners for Mr. Blattman’s services as Chairman of the Board and CEO of the Company.

(3)   For performance in 2004, Mr. Jarrell was awarded 15,528 shares of restricted stock on January 2, 2005 for which restrictions lapse on one-third of the shares on each of January 2, 2006, January 2, 2007 and January 2, 2008 provided that he is still employed by the Company on such dates.  As of December 31, 2004, Mr. Jarrell owned no shares of restricted stock.

(4)   Includes salary from commencement of his employment, September 15, 2003 through December 31, 2003.

(5)   Mr. Jarrell was awarded 58,021 shares of restricted stock on September 13, 2003 for which all restrictions have lapsed.  Mr. Jarrell received a grant of 4,000 options to purchase the Company’s common stock on February 24, 2003 as part of his compensation as a member of the Board in 2003, 2,000 of which vested upon grant and 1,000 of which vested on each of the first and second anniversaries of the date of grant.  Upon his resignation from the Board on August 13, 2003, Mr. Jarrell forfeited 2,000 options.

(6)   Includes Board and committee fees paid to Mr. Jarrell prior to his resignation from the Board on August 13, 2003.

(7)   For performance in 2004, Ms. Azzara was awarded 9,317 shares of restricted stock on January 2, 2005 for which restrictions lapse on one-third of the shares on each of January 2, 2006, January 2, 2007 and January 2, 2008 provided that she is still employed by the Company on such dates.  Ms. Azzara was awarded 13,055 shares of restricted stock on October 3, 2003 for which restrictions lapsed on one-third of the shares on December 31, 2004 and restrictions will lapse on one-third of the shares on each of December 31, 2005 and December 31, 2006 provided that she is still employed by the Company on such dates.  As of December 31, 2004, Ms. Azzara owned 8,703 shares of restricted stock with a value of $140,118.30.

(8)   Ms. Azzara was paid $989,445 in cash and related benefit payments as a result of the termination of her prior employment agreement due to non-renewal on August 25, 2003.

(9)   Ms. Azzara was awarded 12,500 shares of restricted stock on January 2, 2002 for which all restrictions have lapsed.  Ms. Azzara was awarded a grant of 45,000 options to purchase the Company’s common stock at $7.00 per share on July 5, 2002, all of which have vested.

(10) Mr. Abelman’s employment with the Company terminated as of September 9, 2005.  For performance in 2004, Mr. Abelman was awarded 9,317 shares of restricted stock on January 2, 2005.  As an employment inducement, Mr. Abelman was awarded 12,500 shares of restricted stock on November 6, 2003.  Mr. Abelman’s employment with the Company terminated as of September 9, 2005.  Pursuant to the terms of Mr. Abelman’s separation agreement, the restrictions on Mr. Abelman’s shares of restricted stock lapsed and he became vested in all such shares on September 9, 2005.

(11) Includes salary upon commencement of employment from October 29, 2003 through December 31, 2003.

(12) For services as a consultant to CRIIMI MAE Services Limited Partnership, a wholly owned subsidiary, from August 12, 2003 to October 28, 2003.

(13) For performance in 2004, Mr. Warcholak was awarded 4,658 shares of restricted stock on January 2, 2005 for which restrictions lapse on one-third of the shares on each of January 2, 2006, January 2, 2007 and January 2, 2008 provided that he is still employed by the Company on such dates.  As of December 31, 2004, Mr. Warcholak owned no shares of restricted stock.

(14) Mr. Warcholak was awarded a grant of 9,000 options to purchase the Company’s common stock at $7.00 per share on July 5, 2002, all of which have vested.

OPTION GRANTS IN LAST FISCAL YEAR

There were no options granted to any of the Named Executive Officers during the year ended December 31, 2004.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004 AND YEAR END 2004 OPTION VALUES

The following table provides information concerning the exercise of options during the year ended December 31, 2004 for each of the Named Executive Officers:

	Shares of Common Stock Acquired on Exercise (#)	Value Realized ($)	Number of Shares of Common Stock Underlying Unexercised Options at FY-end (#) Exercisable/Unexercisable		Value of Unexercised In-the- Money Options at FY-end ($) Exercisable/Unexercisable (1)

Barry S. Blattman	—	—	—	—	—	—

Mark R. Jarrell	—	—	—	—	—	—

Cynthia O. Azzara	—	—	106,718	—	$977,692	—

Stephen M. Abelman	—	—	—	—	—	—

Daniel P. Warcholak	—	—	26,126	—	$281,849	—

(1)       The value of the in-the-money options was determined by taking the difference between $16.10, the closing price of the shares of Common Stock on December 31, 2004, and the exercise price of each option.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

The Compensation and Stock Option Committee (the “Compensation Committee”) is composed entirely of non-management, independent directors. The Compensation Committee reviews the compensation program for the CEO and certain other members of senior management (the “Executive Officers”), including the executive officers listed on the Summary Compensation Table (the “Named Executive Officers”).  The Compensation Committee determines the CEO’s compensation and recommends to the full Board the compensation for the Executive Officers. The objectives of the Company’s compensation program are to attract, retain and reward experienced, highly motivated executive officers needed to achieve the Company’s business objectives, to link executive compensation to improvements in Company performance and increases in stockholder value, and to align the financial interests of executive officers with those of stockholders by providing equity-based, long term incentives.  For 2004, the Compensation Committee retained an independent consulting firm to assist the Committee in fulfilling its responsibilities.

The Compensation Committee has reviewed all components of the CEO’s and the Named Executive Officers’ compensation, including salary, bonus and long-term equity-based incentive awards, and all accumulated stock option and restricted stock awards.  The CEO and the Named Executive Officers receive no other perquisites or personal benefits other than certain insurance and other employee benefits available to all of the Company’s full-time employees.

The Compensation Committee first met during 2004 to review the goals of the CEO and Named Executive Officers.  During subsequent meetings, achievement of these goals was evaluated at both an individual and Company performance level.  The Compensation Committee considered the significant accomplishments of the Named Executive Officers during 2004 including, among others, their individual contribution in transactions that resulted in eliminating a significant portion of the Company’s recourse debt, decreasing interest expenses related to the refinancing of insured mortgage portfolios, arranging new financing facilities to provide the Company additional flexibility and lower costs, obtaining a corporate credit rating from S&P to provide greater capital raising capabilities, significantly reducing assets in special servicing, decreasing corporate general and administrative expenses and increasing adjusted book value per diluted common share and total liquidity.  Based on this review and certain information provided by the independent consultant, including a peer group comparison of compensation practices, the Compensation Committee finds the CEO’s and Named Executive Officers’ compensation to be reasonable and not excessive.

The three primary components of the CEO’s and Named Executive Officers’ compensation are base salary, annual bonus and long-term equity-based incentive awards.

Base Salaries.  We determine the base salary level of each of our Named Executive Officers by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent.  The Compensation Committee strives to set base salaries at competitive levels relative to the base salaries paid to executive officers with comparable qualifications, experience and responsibilities at comparable public REITS.  While employment agreements with certain of our Named Executive Officers do not permit the base salaries of such executive officers to be reduced during the terms of the agreements, the Compensation Committee will consider from time to time whether an increase in such Named Executive Officer’s base salary is merited, taking into account the performance of the Company and of the Named Executive Officer, new responsibilities, increases in pay levels at comparable public REITS, and other matters deemed appropriate.  For 2004, the Compensation Committee set Mr. Blattman’s base compensation at $750,000.  Mr. Jarrell received a base salary of $400,000 and Mr. Abelman and Ms. Azzara each received a base salary of $300,000 equal to the minimum amounts as specified in their respective employment agreements.  Mr. Warcholak’s base salary was set at $300,000 in 2004 by our President and Chief Operating Officer under delegated authority from our Board of Directors.

Bonuses.  Bonuses are based on, among other things, the individual Named Executive Officer’s performance and contributions to the Company. The Compensation Committee recommended, and the Board approved, cash bonus payments for 2004 of $200,000 to Mr. Jarrell, and $100,000 to each of Mr. Abelman and Ms. Azzara, each equal to the minimum amounts as specified in their respective employment agreements.  The Compensation Committee recommended, and the Board approved, a cash bonus payment for his performance in 2004 of $25,000 to Mr. Warcholak.

Long-Term Equity-Based Incentive Awards.  The Compensation Committee believes that long-term incentive awards align the financial interests of Named Executive Officers with those of stockholders.  At year end, we granted restricted stock awards to each of Messrs. Jarrell, Abelman and Warcholak, and Ms. Azzara, as an employment incentive after reviewing the performance of the Company and the contributions of each Named Executive Officer, respectively, in 2004.  In considering long-term incentive awards, we also took into account total compensation to be paid to the Named Executive Officer, including base salary, bonus and long-term compensation. Mr. Jarrell received a restricted stock award valued at $250,000 at December 31, 2004.  Mr. Abelman and Ms. Azzara each received a restricted stock award valued at $150,000 and Mr. Warcholak received a restricted stock award valued at $75,000 at December 31, 2004.  The Compensation Committee did not grant stock options to the Named Executive Officers in 2004.

Chief Executive Officer Compensation.  The Compensation Committee reviewed the goals set forth by Mr. Blattman and his achievements including the design and execution of the Company’s $260 million refinancing transaction with Deutsche Bank, the receipt of a $500 million warehouse line commitment from Deutsche Bank to support new loan originations, execution of a $100 million interest rate swap which significantly reduced the Company’s cost of long-term non-recourse debt and establishment of important new institutional investor relationships in 2004. The Compensation Committee recognized that Mr. Blattman’s role in these important accomplishments of the Company during 2004 evidenced strong leadership and innovation on the part of the CEO.

The Compensation Committee set the compensation for Mr. Blattman’s services as CEO at $750,000 for 2004.  Such amount was paid to BREF Partners, the managing member of the general partner of BREF One, upon recommendation of the Compensation Committee and approval of the disinterested members of our Board.  BREF One is a significant stockholder of the Company and Mr. Blattman is the managing member of BREF Partners, the managing member of BREF One’s general partner.

Section 162(m) Policy.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the four other most highly compensated executive officers. The Company believes that the cash bonuses paid to Named Executive Officers will be fully deductible under Section 162(m). Restricted stock that vests over time is not considered “performance-based” compensation under Section 162(m), so compensation realized upon the vesting of restricted stock awarded to the individual Named Executive Officers covered by Section 162(m) will not be deductible by the Company. In addition, the Company offers a deferred compensation plan that allows compensation deferred under such plan to be exempt from the limit on tax deductibility.

Any salary or other annual compensation paid or imputed to the individual Named Executive Officers covered by Section 162(m) that causes non-performance-based compensation to exceed the $1 million limit will not be deductible by the Company. While the Compensation Committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the stockholders’ interest to restrict the Committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, the Committee may approve compensation that is not fully deductible. As a result of the vesting of a portion of a previous restricted stock award, and salary and bonus compensation paid to Mr. Jarrell, compensation income in 2004 to such individual is expected to be subject to Section 162(m) limitations.

Compensation and Stock Option Committee:

John S. Moody, Chairman

Glenn J. Rufrano

Robert E. Woods

March 3, 2005

PERFORMANCE GRAPH

The following Performance Graph compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of the companies comprising (i) the S&P 500 Index and (ii) the NAREIT Mortgage Index, an industry index provided by the National Association of Real Estate Investment Trusts.  The Performance Graph assumes an initial investment of $100 on December 31, 1998, and the reinvestment of all dividends paid thereafter with respect to such $100 investment, in each of (i) the Common Stock, (ii) the stock comprising the S&P 500 Index, and (iii) the stock comprising the NAREIT Mortgage Index.

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

CRIIMI MAE		-51.40%	-42.26%	152.85%	2.36%	54.18%
	100.00	48.60	28.06	70.96	72.63	111.99

S&P 500 Index		-9.13%	-11.83%	-22.10%	28.68%	10.85%
	100.00	90.87	80.12	62.42	80.32	89.03

NAREIT Mortgage Index*		15.96%	77.34%	31.08%	57.39%	18.43%
	100.00	115.96	205.65	269.56	424.26	502.46

*The NAREIT Mortgage Index includes all mortgage REITs listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System. During 2004, 33 REITs were included in the NAREIT Mortgage Index.  The Company will provide to any stockholder upon request the names of the companies whose stock comprise the NAREIT Mortgage Index.

All share and per share information in this Proxy Statement has been retroactively adjusted to reflect a one-for-ten reverse stock split effected on October 17, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2004, the Compensation and Stock Option Committee of the Board was comprised of John R. Moody, Glenn J. Rufrano and Robert E. Woods. During 2004, no executive officer of the Company served on the board of directors or compensation committee of any other entity that had one or more executive officers serving as a member of the Board or Compensation and Stock Option Committee of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 2001 Stock Incentive Plan, as amended (the “2001 Stock Incentive Plan”), the Second Amended and Restated Stock Option Plan for Key Employees (the “Employee Stock Option Plan”), the 1996 Non Employee Director Stock Plan (the “Director Stock Plan”) and the Deferred Compensation Plan (the “Deferred Compensation Plan”).

The following table gives information about equity awards under the referenced plans as of December 31, 2004.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders	643,962	(2)	$41.61	569,348	(3)

Equity compensation plans not approved by security holders	2,144	(4)	$14.68	57,856

Total	646,106		$41.61	627,204

(1)   Shares issuable pursuant to outstanding awards of restricted stock units under the 2001 Stock Incentive Plan and the Deferred Compensation Plan are not included in the calculation of weighted-average exercise price, as there is no exercise price for these shares.

(2)   Includes an aggregate 10,495 shares distributable under restricted stock unit awards granted under the 2001 Stock Incentive Plan.

(3)   Includes 486,476 shares available for issuance under the 2001 Stock Incentive Plan and 82,872 shares available for issuance under the Director Stock Plan.

(4)   Includes 2,144 shares distributable under restricted stock unit awards granted under the Deferred Compensation Plan.

2001 Stock Incentive Plan

The purpose of the 2001 Stock Incentive Plan is to strengthen our Company by providing an incentive to our employees, officers (including future employees who have received a written offer of employment), consultants and directors, and thereby encouraging them to devote their abilities and industry to the success of our business enterprise.

Under the 2001 Stock Incentive Plan, a maximum of 1,235,000 shares may be granted pursuant to stock awards and stock options. The maximum number of shares with respect to which options may be granted to any individual during any calendar year is 150,000, and the maximum number of shares that may be subject to awards of performance shares during any calendar year is 100,000.  Under the 2001 Stock Incentive Plan, options granted must have an option price of not less than fair market value of a share of common stock on the date of grant and expire after ten years.  The vesting schedule varies by date of grant. The Compensation and Stock Option Committee administers the 2001 Stock Incentive Plan.  As of August 15, 2005, the number of shares of common stock underlying currently outstanding options and awards (for which restrictions have not lapsed) was 370,239.  The number of shares of common stock available for the grant of options and awards was 432,337.

Employee Stock Option Plan

The purpose of the Company’s Employee Stock Option Plan was to enhance the long-term profitability of the Company and stockholder value by offering incentives and rewards to those officers and other employees of the Company and its subsidiaries who were important to the Company’s growth and success, and to encourage such officers and employees to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.  As of July 30, 2002, options may no longer be granted under the Employee Stock Option Plan.  Under the Employee Stock Option Plan, options granted after July 28, 1995 have an option price of not less than fair market value of a share of common stock on the date of grant and expire after eight years.  The vesting schedule varied by date of grant. As of August 15, 2005, 218,368 shares were subject to issuance under outstanding options.

Director Stock Plan

In September 2001, the Board amended the compensation to be provided to the Unaffiliated Directors.  In connection with the approval of such amended compensation package, the annual grant of shares and options and the right to elect to receive shares or options in lieu of the directors’ annual retainer under the Director Stock Plan were suspended indefinitely effective the first business day of January 2002.  All equity compensation for Unaffiliated Directors is currently being provided under the 2001 Stock Incentive Plan.  Under the Director Stock Plan, options granted have an exercise price of not less than fair market value of a share of common stock on the date of grant, vest on the date of grant and expire after ten years.  As of August 15, 2005, 2,040 shares were subject to issuance under outstanding options.

Deferred Compensation Plan

Effective October 1, 2004, the Board of Directors approved the Deferred Compensation Plan. The Deferred Compensation Plan permits non-employee directors and eligible employees to defer income taxation on restricted stock awards and cash compensation by electing each year to defer, in full or in part, receipt of restricted stock awards and cash compensation, and instead receive Restricted Stock Units (RSUs). Such RSUs would not be taxable to the non-employee directors or eligible employees until settled by issuance of the Company’s common stock in a 1:1 ratio upon the termination of service or employment of the non-employee directors or eligible employees. The Company has reserved 60,000 shares of common stock for future settlement of RSUs based on its estimate of compensation payable to our non-employee directors over the next two years. In September 2004, the Company filed with the SEC a registration statement to register these 60,000 shares to be used for future issuance pursuant to the Deferred Compensation Plan.

Generally, a participant in the Deferred Compensation Plan that elects to defer a restricted stock award shall receive credit as of the grant date of the restricted stock award, in his account with a number of RSUs equal to the number of shares of restricted stock otherwise due that participant.  Any RSU credited to a participant account as a result of the deferral of a restricted stock award will be subject to the same vesting requirements that the restricted stock grant contained. RSUs credited to a participant’s account will be credited with “dividend equivalents” in an amount equal to the amount the participant would have received as dividends, if the RSUs were actual shares of Company common stock held by the participant.  While RSUs will be deemed invested in Company common stock, participants in the Deferred Compensation Plan will have no rights as stockholders to vote or dispose of the RSUs until actual stock is distributed to the participant. Restricted stock awards deferred into RSUs are issued under the 2001 Stock Incentive Plan.  Shares issuable in respect of cash compensation deferred into RSUs are issued pursuant to the Deferred Compensation Plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Employment Arrangement with Mr. Blattman

Mr. Blattman serves as the Company’s Chairman and Chief Executive Officer pursuant to the terms of the Investment Agreement between BREF One and the Company.  Mr. Blattman’s compensation for services as Chairman and Chief Executive Officer is determined by the Compensation and Stock Option Committee.  Mr. Blattman’s compensation for 2005 has not yet been set by the Compensation and Stock Option Committee.

Employment Agreements with Mr. Jarrell and and Ms. Azzara

The Company is a party to employment agreements with each of Mr. Jarrell and Ms. Azzara.  Under their respective employment agreements, each of Mr. Jarrell and Ms. Azzara are employees “at will” whose employment may be terminated by the Company or by the employee at any time and for any reason or no reason.  The employment agreements provide for a minimum annual base salary of $400,000 for Mr. Jarrell and $300,000 for Ms. Azzara.  Each of the base salaries for Mr. Jarrell and Ms. Azzara are subject to an annual increase (but not a decrease).  On April 6, 2005, the Board of Directors, upon recommendation and approval of the Compensation and Stock Option Committee, set the 2005 base salaries of Mr. Jarrell and Ms. Azzara at $400,000 and $300,000, respectively

Mr. Jarrell’s employment agreement provides for a guaranteed minimum annual bonus of $200,000 for each of the years 2004, 2005 and 2006.  If Mr. Jarrell’s employment is terminated by the Company for any reason other than cause during either 2005 or 2006, he shall be paid a pro-rated portion of his guaranteed minimum annual bonus for the year of termination, and if his employment is terminated due to death or permanent and total disability during either 2005 or 2006, he shall be paid his guaranteed minimum annual bonus for the year of termination.  If Mr. Jarrell terminates his employment or is terminated for cause, no guaranteed minimum annual bonus shall be paid to him.

Mr. Jarrell’s employment agreement also provides for an initial restricted common stock award having a value of $666,666.67 upon the effective date of his employment, and further stock awards subject to Mr. Jarrell’s continued employment with us on the last day of the year of each award, having a value of $500,000 in each of 2005 and 2006.  Mr. Jarrell’s initial restricted stock award vested 25% on December 31, 2003 and 75% on December 31, 2004.  If Mr. Jarrell’s employment is terminated at any time during 2005 or 2006 due to his death or permanent and total disability, he shall be paid his entire stock award for the year of termination.  If Mr. Jarrell’s employment is terminated by the Company without cause during 2005 or 2006, he shall be paid a pro-rated portion of his stock award for the year of termination.  If Mr. Jarrell terminates his employment or is terminated by the Company for cause, no portion of his unpaid stock award for 2005 or 2006 shall be paid to him.

Ms. Azzara’s employment agreement provides for a guaranteed minimum annual bonus of $100,000 for each of the years 2004, 2005 and 2006.  If Ms. Azzara’s employment is terminated either by us for any reason other than cause or due to death or permanent and total disability, she shall be paid a pro-rated portion of her guaranteed minimum annual bonus for the year of termination.  If Ms. Azzara terminates her respective employment or is terminated for cause, she shall not receive her respective guaranteed minimum annual bonus for the year of termination or any future year.

Ms. Azzara’s employment agreement provides for annual awards of restricted stock, subject to the approval of the Compensation and Stock Option Committee and her continued employment with us on the last day of the year of each award, having a value of $50,000 in each of the years 2004, 2005 and 2006.  Ms. Azzara’s restricted stock awards will vest one-third on each of the first three anniversaries of the date of grant provided she is employed by us on the relevant vesting dates. If Ms. Azzara’s employment is terminated either by us for any reason other than cause or due to death or permanent and total disability, she shall receive her respective future restricted stock award that has been awarded to her prior to such date of termination of employment and all restrictions on such future restricted stock awards shall automatically lapse. If Ms. Azzara’s employment shall terminate for any other reason, each future restricted stock award or portion thereof still subject to restriction shall be forfeited.

The employment agreements provide for indemnification of Mr. Jarrell and Ms. Azzara to the extent provided for in the Company’s Charter and Bylaws.

Change in Control Arrangements and Target Bonus Amounts

On January 5, 2005, after consultation with an independent compensation consulting firm, and upon the recommendation of the Compensation and Stock Option Committee, the Board of Directors approved a form of Change in Control Agreement to be entered into between the Company and its Named Executive Officers at that time (Barry S. Blattman, Mark R. Jarrell, Cynthia O. Azzara, Stephen M. Abelman and Daniel P. Warcholak).  The form of agreement provides for the accelerated vesting of Restricted Stock awards, as provided in the 2001 Stock Incentive Plan, and certain awards previously granted to the Named Executive Officers, upon a “change in control” of the Company (as defined in the agreement) and for certain payments to a Named Executive Officer upon the termination of such officer’s employment by the Company without “cause” or by such officer for “good reason” following a “change in control” of the Company, all such terms as defined in the agreement.  Such payments would be $2,500,000, $2,500,000, $1,000,000, $1,000,000 and $800,000 for Mr. Blattman, Mr. Jarrell, Ms. Azzara, Mr. Abelman and Mr. Warcholak, respectively.

On April 6, 2005, upon the recommendation of the Compensation and Stock Option Committee, the Board of Directors established an annual bonus target amount for 2005 for each of Messrs. Jarrell, Abelman, and Warcholak, and Ms. Azzara of $1,400,000, $500,000, $200,000 and $500,000 respectively.  Each of Messrs. Jarrell and Warcholak, and Ms. Azzara will be entitled to receive his or her respective target bonus amount for 2005 payable on December 31, 2005, provided that (i) a successful sale of the Company is completed during the year ended December 31, 2005 on terms and conditions approved by the Company’s Board of Directors, (ii) the executive uses his or her best efforts to assist the Company during the process leading up to this sale, (iii) the executive seeks to ensure a smooth closing and integration following the sale, and (iv) the Company’s employment of the executive is not terminated by either the Company or the executive for any reason prior to December 31, 2005.  Such target bonus amounts shall be in satisfaction of all bonuses otherwise payable to such executive for 2005, including all minimum cash and equity bonuses otherwise payable to such executives under their respective employment agreements.

Separation and Consulting Agreements with Mr. Abelman

On September 2, 2005, CRIIMI MAE Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Stephen M. Abelman, whereby Mr. Abelman’s employment with the Company as its Executive Vice President, Asset Management terminated effective as of September 9, 2005.  On that date, Mr. Abelman’s employment agreement with the Company was superceded except for the indemnification and insurance coverage provisions therein. Pursuant to the terms of the Separation Agreement, in exchange for (1) Mr. Abelman’s release of all claims against the Company, its subsidiaries, its officers, directors, employees, agents and affiliates, relating generally to his employment or termination of employment with the Company, and the performance, management or operation of the Company, and (2) Mr. Abelman’s agreement, among other things, not to solicit certain persons including employees of the Company or its affiliates, encourage the termination of any relationships with such persons, or interfere with or disrupt certain contractual relationships for a period of 18 months, the Company agreed to pay Mr. Abelman (i) a cash separation bonus of $500,000 payable on September 9, 2005, (ii) his accrued salary and vacation pay through his last day of employment; (iii) his portion of COBRA health care continuation coverage through June 30, 2006, if such coverage is so elected by Mr. Abelman, and (iv) his reasonable attorney’s fees incurred in connection with the termination of his employment.  Mr. Abelman will retain and become immediately vested in 17,650 shares of the Company’s common stock previously awarded to him pursuant to restricted stock award grants.  Mr. Abelman will remain eligible for change in control benefits under his Change in Control Agreement with the Company, dated as of February 1, 2005 (“Change in Control Agreement”).

Under the terms of the Separation Agreement, the Company and Mr. Abelman entered into a consulting agreement (the “Consulting Agreement”), commencing on September 10, 2005 and continuing through June 30, 2006, whereby Mr. Abelman will provide certain asset management consulting services to the Company, including but not limited to, all services required to provide oversight of and generally manage any workout of the Shilo Inns loan portfolio, to complete the subleasing of the Company’s remaining excess office space in its Rockville, Maryland facilities and to participate in the Company’s review of its strategic alternatives.  Mr. Abelman agreed to provide such services when requested to by the Company for up to 20 hours per week and the Company agreed to pay Mr. Abelman semi-monthly installments of $15,000 and to reimburse Mr. Abelman for certain expenses.  For each two-month period during the term of the Consulting Agreement, if the total hours worked by Mr. Abelman exceed the product of the number of weeks in that two-month period multiplied by 20, then Mr. Abelman will be compensated at the additional rate of $375 per hour for such excess hours worked.  In the event of a change in control of the Company (as defined in Mr. Abelman’s Change in Control Agreement), all payments for services rendered or to be rendered by Mr. Abelman under the Consulting Agreement shall be immediately due and payable to the extent not already paid to Mr. Abelman.

In the aggregate, pursuant to Mr. Abelman’s Separation Agreement and Consulting Agreement, the Company is obligated to pay Mr. Abelman a total of $875,880 in bonus, consulting fees, benefits and other cash amounts, $335,350 related to the acceleration of vesting on Mr. Abelman’s shares of restricted stock, and $1,000,000 upon a change in control of the Company.

2006 STOCKHOLDER PROPOSALS AND NOMINATIONS

The Nominating and Governance Committee will consider director candidates recommended by our stockholders. Stockholders who wish to recommend nominees for director for consideration by the Nominating and Governance Committee must comply with the provisions and information requirements set forth in Article II, Section 9, paragraph 4 of our Second Amended and Restated Bylaws and with the timing requirements set forth in Rule 14a-8 of the Exchange Act.  In order to nominate a director candidate for consideration by the Nominating and Governance Committee, the stockholder must submit the nomination in writing to the Secretary of our Company no later than the time periods set forth in our Second Amended and Restated Bylaws, as amended and include the information specified by the Company’s Bylaws for stockholder director nominations. Stockholder nominations for director received by the Company in compliance with the provisions set forth in our Bylaws will be forwarded to the Nominating and Governance Committee for consideration.  The submission of a stockholder nominee to the Nominating and Governance Committee does not mean that the Nominating and Governance Committee will recommend such stockholder nominee to the Board for consideration.

The Company expects to hold its 2006 annual meeting of stockholders in May 2006.  Stockholders of the Company may submit proposals that they believe should be voted upon at the 2006 annual meeting consistent with regulations of the Securities and Exchange Commission and the Company’s Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s 2006 proxy statement.  Any such stockholder proposals must be submitted in writing to and received by the Secretary of the Company at 11200 Rockville Pike, Rockville, Maryland 20852 no later than December 9, 2005, which we believe is a reasonable time before we would print and mail materials for a May 2006 annual meeting. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

The Company’s Bylaws set forth additional requirements and procedures regarding the submission by stockholders of proposals for consideration at the annual meeting outside of Rule 14a-8.  The Bylaws also set forth the requirements and procedures for stockholders to nominate directors at the annual meeting.  One requirement for a stockholder to submit a proposal or nominate a director at the annual meeting is to submit such nomination or proposal in writing to the Secretary of the Company (i) no earlier than the close of business on the 100th day and no later than the close of business on the 90th day prior to the first anniversary of the date of the notice of this year’s annual stockholder meeting if such annual stockholder meeting is held within 30 days from the first anniversary date of the prior year’s annual meeting, or (ii) not later than the later of the close of business on the 90th day prior to such current year’s annual meeting or the 10th day following the day on which public announcement of the annual meeting is first made if the annual meeting is scheduled more than 30 days from the first anniversary date of the prior year’s annual meeting. The submission of a proposal or director nomination does not guarantee that it will be presented at the annual meeting.

Stockholders interested in submitting a proposal or director nomination are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and the Company’s Bylaws, as applicable.

OTHER MATTERS

The Board of Directors knows of no business that will be presented at the Annual Meeting other than as described in this Proxy Statement.  Unless otherwise directed, all shares represented by the persons named in the accompanying Proxy will be voted: (a) FOR the election of the three nominees for Class II director; (b) FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and (c) if any other business is properly presented at the Annual Meeting, the Proxy holders will vote thereon in accordance with their discretion.

DATED: September 12, 2005

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ SUSAN B. RAILEY

Susan B. Railey
Secretary

PROXY

CRIIMI MAE INC. ANNUAL MEETING OF STOCKHOLDERS OCTOBER 18, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder(s) of Common Stock of CRIIMI MAE Inc., a Maryland corporation (the “Company”), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on October 18, 2005, at 10:00 a.m., local time, at the Benjamin Hotel, 125 East 50th Street, New York, New York 10022, and hereby further revokes all previous proxies and appoints Barry S. Blattman and Susan B. Railey, and each of them, as proxies of the undersigned, as designated on this card, to vote all shares of stock of the Company that the undersigned is entitled to vote with full power of substitution to represent the undersigned and to vote for and in the name of the undersigned, at the Annual Meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present, for the following purposes:

Please mark

your votes as  ☒

indicated in

this example

ITEM 1.	Election of Class II Directors:	FOR	WITHHOLD
the nominees	authority to
The election of the following persons as	listed (except	vote for the
directors of the Company, as provided in the	as marked to	nominees
Company’s Proxy Statement:	the contrary)	listed
☐	☐
Barry S. Blattman
Joshua B. Gillon
Bruce K. Robertson

Instruction: To withhold your vote from any of the

nominees, write the name of the nominee or nominees
on the line below:

ITEM 2.	To ratify the appointment of	FOR	AGAINST	ABSTAIN
Ernst & Young LLP as the Company’s
independent registered public accounting firm for the fiscal
year ending December 31, 2005.	☐	☐	☐

1

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND AS PROVIDED FOR IN THE PROXY STATEMENT REGARDING THE OTHER PROPOSALS AND AS THE NAMED PROXIES DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF

YOUR VOTE IS IMPORTANT TO THE COMPANY.

PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)                       , Signature, if held jointly                    Date     , 2005 (Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Certain shareholders who hold their shares in “street name” and live in the same household may receive only one copy of this Proxy Statement.  This practice is known as “householding.”  If you hold your shares in “street name” and would like additional copies of these materials, please contact your broker.  If you receive multiple copies and would prefer to receive only one, please contact your broker as well.  CRIIMI MAE does not currently use householding for record holders and will send notice to record holders before using householding, giving record holders the opportunity to continue to receive multiple copies in the same household.

2